EXHIBIT 4.1


               DOBBS INTERNATIONAL SERVICES, INC.
                BARGAINED EMPLOYEES' 401(k) PLAN


               DOBBS INTERNATIONAL SERVICES, INC.
                BARGAINED EMPLOYEES' 401(K) PLAN
                             INDEX

Article                     Description                      Page
                                                              i
I           Purpose                                           i-1

            1.1  Establishment of the Plan                    I-1

II          Definitions and Construction                     II-2

            2.1   Definitions                                   1

            Accounts                                            1
            Actual Deferral Percentages                     1 - 2
            Adoption Agreement                                  2
            Affiliate                                           2
            Aggregate Limit                                     2
            Annual Additions                                2 - 3
            Average Contribution Percentage                     3
            Beneficiary                                         3
            CODA                                                3
            Code                                                3
            Committee                                           3
            Compensation                                    3 - 5
            Contribution Percentage                             5
            Contribution Percentage Amounts                     6
            Disability                                          6
            Effective Date                                      6
            Elective Deferrals                                  7
            Eligible Employee                               7 - 9
            Eligible Participant                           9 - 10
            Employee                                           10
            Employee Contribution                              10
            Employee Contribution Account                      10
            Employer                                           10
            Employer Contribution Account                      10
            Excess Aggregate Contributions                10 - 12
            Excess Contribution                                12
            Excess Elective Deferrals                          12
            Entry Date                                         12
            ERISA 13
            Family Member                                      13
            Fiduciaries                                        13
            Highly Compensated Employee                   13 - 15
            Included Unit                                      15
            Income                                             15
            Investment Fund(s)                                 15
            Participant                                        16

            Participation                                      16
            Plan                                               16
            Qualified Non-elective Contributions               16
            Wage Reduction Contribution Account                17
            Special Valuation Date                             17
            Trust (or Trust Fund)                              17
            Trustee                                            17
            Valuation Date                                     17
            Vested Rollover Contribution Account               17
            Year                                               17

            2.2   Construction                            17 - 18

III         Participation                                    III-

            3.1   Participation                                 1
            3.2   Termination of Employment                 1 - 2
            3.3   Transfers                                     2

IV          Contributions                                     IV-

            4.1   Employer Contributions                    1 - 2
            4.2   Code Section 401(k) Salary Reduction      2 - 5
            4.3   Employee Contributions                        5
            4.4   After-Tax Salary Deduction                    5
            4.5   Rollover Amount From Other Plans          6 - 7

V           Allocations to Participant's Account               V-

            5.1   Individual Accounts                           1
            5.2   Account Adjustments                       1 - 2
            5.3   Actual Deferral Percentage Test           2 - 5
            5.4   Average Contribution Percentage Test      5 - 8
            5.5   Distribution of Excess Aggregate
                  Contributions                            8 - 10
            5.6   Distribution of Excess Elective
                  Deferrals                               10 - 11
            5.7   Distribution of Excess Contributions    11 - 12
            5.8   Recharacterization                      12 - 13
            5.9   Maximum Additions                       13 - 16
            5.10  Recognition of Different Investment
                  Funds                                   16 - 17

VI          Benefits                                          vi-

            6.1   Entitlement to Benefits                       1
            6.2   Death                                         1
            6.3   Payment of Benefits                       2 - 3
            6.4   Designation of Beneficiary                3 - 4
            6.5   Withdrawals                               5 - 6
            6.6   Spousal Consent                               6
            6.7   Debiting of Investment Funds                  6
            6.8   Required Distributions                        6
            6.9   Distribution Requirement                  6 - 8
            6.10  Direct Rollovers                         9 - 10

VII         Investment Options, Trust Fund                   vii-

            7.1   Investment Options                            1
            7.2   Investment of Contributions               1 - 2
            7.3   Investment Transfers                          2
            7.4   Transfer of Assets                            2
            7.5   Trust Fund                                    3
            7.6   Tender Offer
            7.7   Voting of Stock

VIII        Administration                                  VIII-

            8.1   Allocation of Responsibility Among
                  Fiduciaries for Plan and Trust
                  Administration                            1 - 2
            8.2   Appointment of Committee                      2
            8.3   Claims Procedure                              2
            8.4   Records and Reports                           3
            8.5   Other Committee Powers and Duties         3 - 4
            8.6   Rules and Decisions                           4
            8.7   Committee Procedures                          5
            8.8   Authorization of Benefit Payments             5
            8.9   Application and Forms for Benefits            5
            8.10  Facility of Payment                           6
            8.11  Indemnification of the Committee              6

IX          Miscellaneous                                     ix-

            9.1   Nonguarantee of Employment                    1
            9.2   Rights to Trust Assets                        1
            9.3   Nonalienation of Benefits                 1 - 2
            9.4   Nonforfeitability of Benefits                 2

X           Amendments and Action by Employer                  X-

            10.1  Amendments                                    1
            10.2  Action by Dobbs International Services, Inc.  1

XI          Successor Employer and Merger or
              Consolidation of Plans                          XI-

            11.1  Successor Employer                            1
            11.2  Conditions Applicable to Plan Mergers,
                  Consolidations, or Asset Transfers        1 - 2

XII         Plan Termination                                 XII-

            12.1  Right to Terminate                            1
            12.2  Partial Termination                           1
            12.3  Liquidation of the Trust Fund             1 - 2

XIII        Adoption of Plan                                XIII-

            13.1  Adoption Agreement                            1

              Appendix A

              Included Units

              Appendix B

                   DOBBS INTERNATIONAL SERVICES, INC.
                    BARGAINED EMPLOYEES' 401(K) PLAN

                          Article I. - Purpose

     Effective as of January 1, 1995 (the "Effective Date"), the
Employer adopted the Plan set forth herein.

     Dobbs International Services, Inc. Bargained Employees'
401(k) Plan Trust, as established by trust agreement executed effective as of January 1, 1995 is intended to form a part of the Plan.

     The Plan and Trust are intended to meet the requirements of Sections 401(a), 401(k) and 501(a) of the Internal Revenue Code of 1986, as amended.

     The provisions of the Plan shall apply only to an Eligible
Employee who is actively employed by an Employer after the Effective Date and who is a Participant, as defined in Section
2.1 of the Plan.

            Article II. - Definitions and Construction

     2.1 Definitions: Where the following words and phrases appear in this Plan, they shall have the respective meanings set forth in this Article, unless the context clearly indicates to the contrary.

          (a)  Account(s):  One or all of the Employee
Contribution Account, Employer Contribution Account, Wage
Reduction Contribution Account and Vested Rollover Contribution
Account, as the case may be, and as appropriate in the context of each provision of the Plan containing such term, for each Participant.

          (b) Actual Deferral Percentage: shall mean, for a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (1) the amount of Employer contributions actually paid over to the Trust on behalf of such Participant for the Plan Year to (2) the Participant's Compensation for such Plan Year (whether or not the Employee was a Participant for the entire Plan Year). Employer contributions on behalf of any Participant shall include: (1) any Elective Deferrals made pursuant to the Participant's deferral election, including Excess Elective Deferrals of Highly Compensated Employees, but excluding Elective Deferrals that are taken into account in the Contribution Percentage test (provided the ADP test is satisfied both with and without exclusion of these Elective Deferrals); and (2) at the election of the Employer, Qualified Non-elective Contributions. For purposes of computing Actual Deferral Percentages, an Employee who would be a Participant but for the failure to make Elective Deferrals shall be treated as a Participant on whose behalf no Elective Deferrals are made.

     (c) Adoption Agreement: The agreement executed by each Affiliate Employer in order to adopt the Plan pursuant to the provisions of Article XIII.

     (d)  Affiliate:  An entity which, by reason of Code Section
414(b), 414(c), or 414(m), is treated as a single Employer with Dobbs International Services, Inc.

     (e) Aggregate Limit: The sum of (i) 125 percent of the greater of the ADP of the Non-highly Compensated Employees for the Plan Year or the ACP of Non-highly Compensated Employees under the plan subject to Code Section 401(m) for the Plan Year beginning with or within the Plan Year of the CODA and (ii) the lesser of 200% or two plus the lesser of such ADP or ACP. "Lesser" is substituted for "greater" in "(i)" above, and "greater" is substituted for "lesser" after "two plus the" in "(ii)" if it would result in a larger Aggregate Limit.

     (f) Annual Additions: With respect to each Year, the total of the Employer contributions allocated to a Participant's Wage Reduction Contribution Account, Employee Contribution Account and Employer Contribution Account. Amounts allocated, after March 31, 1984, to an individual medical account, as defined in Section 415(l)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer are treated as Annual Additions to a defined contribution plan. Also amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits, allocated to the separate account of a key Employee, as defined in Section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Employer are treated as Annual Additions to a defined contribution plan. For this purpose, any excess amount applied under Section 5.9(b) in the Year to reduce Employer contributions will be considered Annual Additions for such Year.

     (g)  Average Contribution Percentage:  The average of the
Contribution Percentages of the Eligible Participants in a group.

     (h) Beneficiary: A person or persons (natural or otherwise) designated by a Participant in accordance with the provisions of Section 6.4 to receive any death benefit payable under this Plan.

     (i)  CODA:  A cash or deferred arrangement as described in
Section 401(k) of the Code.

     (j)  Code:  The Internal Revenue Code of 1986, as amended.

     (k)  Committee:  The persons appointed pursuant to Article
VIII to assist Dobbs International Services, Inc. in the administration of the Plan in accordance with said Article.

     (l) Compensation: Subject to the other provisions of the Plan the total of all amounts paid to a Participant by the Employer for personal services as would be reported on the Participant's Federal Income Tax Withholding Statement (Form W-2) had Participant not been a Participant under the Plan or any Plan sponsored by the Employer which is qualified under Sections 125 or 129 of the Code and excluding fringe benefits, bonuses and any benefits paid under this Plan; provided, however, that the Committee, in its discretion, may use any definition of "compensation" to determine whether the various non-discrimination tests are met as long as such definition satisfies Section 414(s) of the Code and is applied uniformly to all Participants. For purposes of allocating the Employer's contribution for the Year in which a Participant begins or resumes Participation, Compensation allocable to time periods before his or her Participation began or resumed shall be disregarded.

     The annual Compensation of each Participant taken into account under the Plan for any year shall not exceed the "OBRA '93 annual compensation limit". The "OBRA '93 annual compensation limit" is $150,000 as adjusted by the Commissioner for increases in the cost-of-living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (the "determination period") beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12. Any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision. If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year, beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000. In determining the Compensation of a Participant for purposes of this limitation, the rules of
Section 414(q)(6) of the Code shall apply, except in applying such rules, the term "Family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year.

     (m) Contribution Percentage: The ratio (expressed as a percentage) of the Participant's Contribution Percentage Amounts to the Participant's Compensation for the Plan Year (whether or not the Employee was a Participant for the entire Plan Year).

     (n) Contribution Percentage Amounts: The Employee Contributions, made under the plan on behalf of the Participant for the Plan Year. Such Contribution Percentage Amounts shall include forfeitures of Excess Aggregate Contributions allocated to the Participant's account which shall be taken into account in the year in which such forfeiture is allocated. The Employer may include Qualified Non-elective Contributions in the Contribution Percentage Amounts. The Employer also may elect to use Elective Deferrals in the Contribution Percentage Amounts so long as the ADP test is met before the Elective Deferrals are used in the ACP test and continues to be met following the exclusion of those Elective Deferrals that are used to meet the ACP test.

     (o) Disability: A physical or mental condition which, in the sole judgement of the Committee, based upon medical reports and other evidence satisfactory to the Committee, permanently prevents an Employee from satisfactorily performing his or her usual duties for the Employer and the duties of any other position or job for the Employer for which such Employee is qualified by reason of his or her training, education or experience.

     (p) Effective Date: January 1, 1995, the date on which the provisions of this Plan became effective, or with respect to an Affiliate who adopts the Plan on a later date, the date set forth in the Adoption Agreement.

     (q) Elective Deferrals: Any Employer contributions made to the Plan at the election of the Participant, in lieu of cash compensation, and shall include contributions made pursuant to a salary reduction agreement or other deferral mechanism. With respect to any taxable year, a Participant's Elective Deferral is the sum of all Employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified CODA as described in Section 401(k) of the Code, any simplified Employee pension cash or deferred arrangement as described in 402(h)(1)(B), any eligible deferred compensation plan under
Section 457, any plan as described under Section 501(c)(18), and any Employer contributions made on the behalf of a Participant for the purchase of an annuity contract under Section 403(b) of the Code pursuant to a salary reduction agreement.

     (r) Eligible Employee: Employees, regularly scheduled to work at least 4 hours of service daily, who are covered by a collective bargaining agreement between the Employer and a union representing Employees which provides for Plan participation (hereinafter "Collective Bargaining Agreement"). An Eligible Employee will be credited with a year of service upon completion of 1,000 hours of service in a twelve consecutive month period. For purposes hereof, the term "Hour of Service" means:

          (1) each hour for which an Eligible Employee is paid or entitled to payment for the performance of duties for the Employer during a twelve consecutive month period;

          (2) each hour for which an Eligible Employee is paid or entitled to payment by the Employer on account of a period of time during which no services are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity, disability, layoff, jury duty or leave of absence;

          (3) each hour for which an Eligible Employee is paid or entitled to payment of back pay (regardless of mitigation of damages) either awarded or agreed to by the Employer.

     The number of Hours of Service to be credited to an Eligible Employee because of his being entitled to payment for reasons other than for the performance of duties shall be determined in accordance with Department of Labor Regulations 2530.200(b) or any successor thereto published by the Department of Labor or Treasury Department and which is incorporated herein by reference.

     An Eligible Employee shall not incur a break in service and shall be deemed to have completed Hours of Service due to the following reasons for absence from work:

          (1)  By reason of pregnancy of the Eligible Employee;

          (2)  By reason of the birth of a child of the Eligible
Employee;

          (3) By reason of the placement of a child in connection with the adoption of the child by the Eligible
Employee, or

          (4) For purposes of caring for the child during the period immediately following the birth or placement for adoption.

     Notwithstanding the foregoing, in consideration of periods of time in which no duties are performed for an Employer by an Eligible Employee, no more than 501 Hours of Service shall be required to be credited to such Eligible Employee; no Hours of Service shall be credited to an Eligible Employee if he is paid or entitled to payment under a plan maintained solely for the purpose of complying with applicable worker's compensation, unemployment compensation or disability insurance laws; no Hours of Service shall be required to be credited to an Eligible Employee if he is paid or entitled to be paid solely for reimbursement of medical or medically related expenses incurred.

     (s) Eligible Participant: Any Employee who is eligible to make an Employee Contribution, or an Elective Deferral (if the Employer takes such contributions into account in the calculation of the Contribution Percentage). If an Employee Contribution is required as a condition of participation in the Plan, any Employee who would be a Participant in the Plan if such Employee made such a contribution shall be treated as an Eligible Participant on behalf of whom no Employee Contributions are made.

     (t)  Employee:  Any person who, on or after the Effective
Date applicable to his Included Unit, is actively employed by an Employer or an Affiliate.

     (u) Employee Contribution: Employee Contribution: Any contribution made to the Plan by or on behalf of a Participant that is included in the Participant's gross income in the year in which made and that is maintained under a separate account to which earnings and losses are allocated.

     (v) Employee Contribution Account: The account maintained pursuant to Section 4.3, hereof, to record for a Participant his or her after-tax contributions and adjustments relating thereto.

     (w)  Employer:  Dobbs International Services, Inc., or any
Affiliate set forth in Appendix "B" that has adopted the Plan and been accepted into the Plan pursuant to Article XIII.

     (x) Employer Contribution Account: The account maintained pursuant to Section 4.1(b), hereof, to record for a Participant his or her share of the contributions of the Employer, if any, and adjustments relating thereto.

     (y) Excess Aggregate Contributions: Shall mean, with respect to any Plan Year, the excess of:

          (1) The aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution
Percentage actually made on behalf of Highly Compensated
Employees for such Plan Year, over

          (2) The maximum Contribution Percentage Amounts permitted by the ACP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).

     Such determination shall be made after first determining
Excess Elective Deferrals and then determining Excess
Contributions.

     In computing the Average Contribution Percentage, the
Employer shall take into account, and include as Contribution
Percentage Amounts Elective Deferrals, and Qualified Non-elective
Contributions under this Plan or any other plan of the Employer, as provided by regulations.

     Forfeitures of Excess Aggregate Contributions shall be:

          (1) Applied to reduce Employer contributions for the Plan Year in which the excess arose, but allocated as in (2), below, to the extent the excess exceeds Employer contributions or the Employer has already contributed for such Plan Year.

          (2) Allocated, after all other forfeitures under the Plan, to the Employer Contribution account of each Non-highly Compensated Participant who made Elective Deferrals or Employee Contributions in the ratio which each such Participant's Compensation for the Plan Year bears to the total Compensation of all such Participants for such Plan Year. Excess Elective Deferrals shall be treated as Annual Additions under the Plan unless such amounts are distributed no later than the first April 15 following the close of the Participant's taxable year.

     (z) Excess Contribution: Shall mean, with respect to any Plan Year, the excess of:

          (1) The aggregate amount of Employer contributions actually taken into account in computing the ADP of Highly
Compensated Employees for such Plan Year over

          (2) The maximum amount of such contributions permitted by the ADP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of the ADPs, beginning with the highest of such percentages).

     (aa) Excess Elective Deferrals: shall mean those Elective Deferrals that are includible in a Participant's gross income under Section 402(g) of the Code to the extent such Participant's Elective Deferrals for a taxable year exceed the dollar limitation under such Code section. Excess Elective Deferrals shall be treated as Annual Additions under the plan.

     (bb)  Entry Date:  The first day of each calendar quarter.

     (cc)  ERISA:  Public Law No. 93-406, the Employee Retirement
Income Security Act of 1974, as amended.

     (dd) Family Member: A member of the Employee's family as defined in Section 414(q)(6) of the Code.

     (ee) Fiduciaries: The Committee and the Trustee, but only with respect to the specific responsibilities of each for Plan and Trust administration, all as described in Section 8.1.

     (ff) Highly Compensated Employee: Includes active Highly Compensated Employees and former Highly Compensated Employees.
An active Highly Compensated Employee includes any Employee who performs service for the Employer during the determination year and who during the look-back year: (i) received compensation from the Employer in excess of $75,000 as adjusted pursuant to Section 415(d) of the Code; (ii) received compensation from the Employer in excess of $50,000 as adjusted pursuant to Section 415(d) of the Code and was a member of the top-paid group for such year; or
(iii) was an officer of the Employer and received compensation during such year that is greater than 50% of the dollar limitation in effect under Section 415(b)(1)(A) of the Code. The term Highly Compensated Employee also includes: (i) Employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and the Employee is one of the 100 Employees who receive the most compensation from the Employer during the determination year; and
(ii) Employees who are 5-percent owners at any time during the look-back year or determination year. If no officer has satisfied the compensation requirements of (iii) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee. For this purpose, the determination year shall be the Plan Year. The look-back year shall be the twelve-month period immediately preceding the determination year. A former Highly Compensated Employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Employer during the determination year, and was an active Highly Compensated Employee for either the separation year or any determination year ending on or after the Employee's 55th birthday.

     If an Employee is, during a determination year or look-back year, a Family Member of either a 5-percent owner who is an active or former Employee or a Highly Compensated Employee who is one of the 10 most Highly Compensated Employees ranked on the basis of compensation paid by the Employer during such year, then the Family Member and the 5-percent owner or top ten Highly Compensated Employee shall be aggregated. In such case, the Family Member and 5-percent owner or top ten Highly Compensated Employee shall be treated as a single Employee receiving compensation and Plan contributions or benefits equal to the sum of such compensation and contributions or benefits of the Family Member and 5-percent owner or top ten Highly Compensated Employee. For purposes of this Section, Family member includes the spouse, lineal ascendants and descendants of the Employee or former Employee and the spouses of such lineal ascendants and descendants.

     The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations thereunder.

     The Employer may elect to use the calendar year to determine whether an Employee is a Highly Compensated Employee in the look-back year (as defined in Treasury Regulations under Section 414(q) of the Code) calculation. The calendar year used will be the calendar year ending with or within the determination year (as defined in the regulations under Section 414(q) of the Code). The determination year shall be the months (if any) in the current Plan Year which follow the end of the calendar year look back year. If the Employer elects to make the calendar year calculation election with respect to any Plan, entity or arrangement, such election must apply with respect to all Plans, entities and arrangements of the Employer.

     (gg) Included Unit: A bargaining unit of its employees identified on Appendix "A" to whom the Plan has been extended by action of an Employer pursuant to a Collective Bargaining
Agreement.

     (hh) Income: The net gain or loss of the Trust Fund from investments, as reflected by interest payments, dividends, realized and unrealized gains and losses on securities, other investment transactions and expenses paid from the Trust Fund. In determining the Income of the Trust Fund as of any date, assets shall be valued on the basis of their fair market value.

     (ii)  Investment Fund(s):  The investment funds described in
Section 7.1.

     (jj) Participant: An Employee participating in the Plan in accordance with the provisions of Section 3.1.

     (kk) Participation: The period commencing as of the date the Employee became a Participant and ending on the date his or her employment with the Employer terminated in accordance with
Section 3.2, hereof.

     (ll)  Plan:  Dobbs International Services, Inc. Bargained
Employees' 401(k) Plan, the Plan set forth herein, as amended from time to time.

     (mm) Qualified Non-elective Contributions: Contributions made by the Employer and allocated to Participants' Accounts that the Participants may not elect to receive in cash until distributed from the Plan; that are nonforfeitable when made; and that are distributable only in accordance with the distribution provisions that are applicable to Elective Deferrals.

     (nn) Wage Reduction Contribution Account: The account maintained to record for a Participant his or her pre-tax wage reduction contributions made by the Employer pursuant to Sections
4.1(a) and 4.2 hereof, and adjustments relating thereto.

     (oo) Special Valuation Date: The date on which a special valuation is made pursuant to Section 5.2.

     (pp) Trust (or Trust Fund): The fund known as the Dobbs International Services, Inc. Bargained Employees' 401(k) Plan Trust, maintained in accordance with the terms of the trust agreement, as from time to time amended, which constitutes a part of the Plan.

     (qq) Trustee: The corporation or individuals appointed by the Board of Directors of Dobbs International Services, Inc. to administer the Trust.

     (rr) Valuation Date: The last day of each calendar quarter or more frequent accounting period determined pursuant to Section
5.2(a), provided that the last day of the Plan Year shall always be a Valuation Date.

     (ss) Vested Rollover Contribution Account: The account maintained pursuant to Section 4.5, hereof, to record for a Participant rollover amounts transferred to the Trust Fund and adjustments relating thereto.

     (tt) Year: The 12-month period commencing on January 1 and ending on December 31.

     2.2 Construction: The words "hereof," "herein," "hereunder," and other similar compounds of the word "here" shall mean and refer to the entire Plan and not to any particular provision or Section. Article and Section headings are included for convenience of reference and are not intended to add to, or subtract from, the terms of the Plan.

                   ARTICLE III. - PARTICIPATION

     3.1 Participation. An Eligible Employee shall become a Participant as of the later of the Effective Date or the first Entry Date coincident with or next following the date on which such Eligible Employee completes a year of service in accordance with the provisions of Section 2.1(r), provided in any case, that said Eligible Employee has entered into a duly executed wage reduction agreement under Section 4.2 in advance of said Effective Date or Entry Date, as the case may be, and has fulfilled the Plan's enrollment procedures as provided by the Committee. Participation under the Plan shall cease and a person shall no longer be a Participant upon termination of employment with the Employer, as defined in Section 3.2, hereof. After a termination of employment a rehired Eligible Employee shall fulfill all of the requirements of the first sentence of this
Section 3.1 in their entirety in order to become a Participant.
A rehired former Participant shall again participate on the Entry Date coincident with or next following his reemployment date provided that such rehired Participant (i) is reemployment as an Eligible Employee within one year from his or her termination date, and (ii) has entered into a duly executed wage reduction agreement in advance of said Entry Date. A rehired former Participant shall not be required to fulfill the 1,000 Hours of Service requirement if such Participant is reemployed within one year of his or her termination date.

     3.2 Termination of Employment: Subject to the provisions of Section 3.3(b) "termination of employment" shall be deemed to be the date the Participant quit, was terminated or discharged (for any reason, with or without cause, including by reason of Disability), died or retired.

     3.3  Transfers.

          (a) For the purpose of determining eligibility to Participate in the Plan under Section 3.1, an Eligible Employee shall receive credit for employment with an Employer or any entity ("member of the Controlled Group") which by reason of Code
Section 414(b) or 414(m) is treated as a single employer with Dobbs International Services, Inc.

          (b) If a Participant (i) elects to defer distribution of his or her benefit pursuant to Section 6.3(d), (ii) is transferred to employment with a member of the Controlled Group that has not adopted the Plan, (iii) becomes an Employee who is no longer employed in an Included Unit, (iv) becomes an Employee who no longer fits the definition of Eligible Employee or (v) ceases active employment with an Employer, but is not terminated or discharged from employment under Section 3.2 (i.e., on authorized leave of absence, furlough, etc.), his or her Participation under the Plan shall be suspended, provided, however, that during the period of his or her inactive status or employment in such ineligible position: (i) he or she shall receive no Employer contribution allocation under Section 5.2;
(ii) he or she shall continue to participate in Income allocations pursuant to Section 5.2(a); (iii) the withdrawal privileges under the provisions of Article VI shall continue to apply, and (iv) the Investment Fund transfer provisions of
Section 7.3 shall continue to apply.

                    Article IV. - Contributions

     4.1  Employer Contributions.

          (a) For each Year, the Employer shall contribute an amount to a Participant's Wage Reduction Contribution Account equal to the total amount of contributions agreed to be made by it pursuant to a wage reduction agreement under Section 4.2 entered into between the Employer and the Participant for such Year. Contributions made by Employer for a given payroll period pursuant to wage reduction agreements under Section 4.2 shall be promptly deposited in the Trust Fund as soon as practicable after the payroll period to which they relate.

          (b) In addition, for each Year, each Employer may contribute such additional amounts to the Participants' Employer Contribution Accounts as its Board of Directors shall determine in its sole discretion from time to time. Such additional contributions with respect to each Participant may be conditioned upon and keyed to the amount of contributions agreed to by such Participant under Section 4.2. Such additional contributions shall be deemed made on account of a Year if (a) the Board of Directors of the Employer determines the amount of such Contribution by appropriate action and announces the amount in writing to its Employees before the close of such Year, (b) the Employer designates such amount in writing to the Trustee as payment on account of such Year, or (c) the Employer claims such amount as a deduction on its federal tax return for such Year. All additional contributions of an Employer shall be paid to the Trustee and payment shall be made no later than the time prescribed by law for filing the federal income tax return of the Employer, including any extensions which have been granted for the filing of such tax return. Amounts properly credited under the terms of the Plan to a Participant's Employer Contribution Account shall be 100% vested and nonforfeitable at all times.

     4.2  Code Section 401(k) Wage Reduction:

          (a) In addition to the other terms and conditions herein, each Eligible Employee shall enter into prior to the Entry Date that such Eligible Employee's Participation under the Plan is to commence pursuant to Section 3.1 a written wage reduction agreement with the Employer which will be applicable to all payroll periods after such Entry Date within such Year. The terms of any such wage reduction agreement shall provide for the purposes of Section 4.1(a) hereof that the Eligible Employee as a Participant agrees to accept a reduction in wages from the Employer equal to any whole percentage of his Compensation per payroll period, not less than 1% but not to exceed 10%, of such Compensation. In consideration of such agreement, the Employer will make a wage reduction contribution to the Participant's Wage Reduction Contribution Account on behalf of the Participant for such Year in an amount equal to the total amount by which the Participant's Compensation from the Employer was reduced during the Year pursuant to the wage reduction agreement. Amounts credited to a Participant's Wage Reduction contribution Account are intended to qualify for income tax deferral under Section 401(k) of the Code, and, as such, shall be 100% vested and nonforfeitable at all times. Unless otherwise provided herein if a Participant enters into a wage reduction agreement with the Employer for a given Year, his or her Compensation for such Year for all other purposes of this Plan, except with respect to a wage deduction agreement under Section 4.4, hereof, shall be equal to his or her Compensation after application of the wage reduction agreement.

          (b) Unless otherwise amended or terminated in accordance with (ii) below, a Participant's wage reduction agreement shall be deemed automatically renewed from year to year, while this Plan remains in force and effect. Further, wage reduction agreements shall include, but not by way of limitation, and be governed by the following:

               (1) A wage reduction agreement shall apply to each payroll period during which an effective wage reduction agreement is on file with the Employer.

               (2) A wage reduction agreement may be amended or terminated by a Participant only once during each calendar month if the purpose of the amendment is to decrease or increase the percentage of such Participant's Compensation which is subject to wage reduction during the remainder of such Year.

               (3) Any amendment or termination of a wage reduction agreement shall be effective on the first day of the month following at least 30 days prior written notice by a Participant in the form required by Employer.

               (4) The Employer may amend or revoke its wage reduction agreement with any Participant at any time, if the Committee determines that such revocation or amendment is necessary to insure that a Participant's Annual Additions for any Year will not exceed the limitations of Section 415 of the Code or to insure that the discrimination tests of Section 401(k) of the Code are met for such Year.

               (5) Except as provided above, a wage reduction agreement applicable to any given Year, once made, may not be revoked or amended by the Participant.

               (6) No amounts may be withdrawn by a Participant from any of his Accounts, except as provided in Section 6.5, hereof. All withdrawal elections shall be made by a Participant on forms supplied by the Committee for that purpose.

          (c) The Committee may, from time to time, alter and/or add to the requirements for wage reduction agreements expressed in Section 4.2(b). The Employer shall abide by the Committee's determinations and directions with respect to all matters covered in wage reduction agreements.

     4.3  Employee Contributions:  Subject to the provisions of
Section 4.4, hereof, a Participant may contribute each Year to an Employee Contribution Account an amount pursuant to a written wage deduction agreement under Section 4.4 not intended to qualify for income tax deferral under Code 401(k), but to be subtracted from such Participant's Compensation on an after-tax basis. Amounts credited to a Participant's Employee Contribution Account shall remain 100% vested and non-forfeitable at all times.

     4.4 After-Tax Salary Deduction: A Participant may elect to enter into a written wage deduction agreement with Employer which shall be in the form and substance acceptable to Employer and the Committee and will be applicable to all payroll periods within a Year. A wage deduction agreement may be amended or terminated only once during each calendar month if the purpose of the amendment is to decrease or increase the amount of such Participant's Compensation which is subject to wage deduction agreement during the remainder of such Year. Any amendment or termination of a wage deduction agreement shall be effective on the first day of the month following at least 30 days prior written notice by the Participant in the form required by the Employer. The terms of such wage deduction agreement shall provide, among other things, that for the purposes of Section 4.3 the Participant agrees to accept a deduction from wages from the Employer equal to any whole percentage of his Compensation per payroll period, not to exceed 5% of such Compensation.

     4.5  Rollover Amount From Other Plans:

          (a) An Employee eligible to Participate in the Plan, regardless of whether he or she has satisfied the Participation requirements of Section 3.1, may, with the approval of the Committee, in its sole and exclusive discretion, transfer to the Trust Fund an "eligible rollover distribution," defined in
Section 402(c)(4) of the Code provided that such distribution is from a plan which meets the requirements of Section 401(a) of the Code (the "Other Plan"). The procedure approved by the Committee shall provide that such a transfer may be made only if the following conditions are met: (a) the transfer occurs on or before the 60th day following the Employee's receipt of the distribution from the Other Plan; and (b) the amount transferred is equal to any portion of the distribution the Employee received from the Other Plan, subject to the maximum rollover provision of
Section 402(c)(2) of the Code.

          (b) Notwithstanding the foregoing, if an Employee has deposited a distribution previously received from an Other Plan into an individual retirement account ("IRA"), as defined in
Section 408 of the Code, he or she may transfer the amount of such distribution, plus earnings thereon from the IRA, to this Plan; provided such rollover amount is deposited with the Trustee on or before the 60th day following receipt thereof from the IRA, and is otherwise proper in accordance with applicable law.

          (c) The Committee shall develop such procedures, and may require such information from an Employee desiring to make or effectuate any transfer under this Section 4.5, as it deems necessary or desirable to determine that the proposed transfer will meet the requirements of this Section. Upon approval by the Committee, the amount transferred shall be deposited in the Trust Fund and shall be credited to a Vested Rollover Contribution Account. Such account shall be 100% vested in the Employee, shall share in Income allocations in accordance with Section 5.2(a), but shall not share in Employer contribution allocations. Upon termination of employment, the total amount of the Employee's Vested Rollover Contribution Account shall be distributed in accordance with Article VI.

          (d) Upon such a transfer by an Employee who is otherwise eligible to participate in the Plan but who has not yet completed the Participation requirements of Section 3.1, his or her Vested Rollover Contribution Account shall represent his or her sole interest in the Plan until he or she becomes a Participant.

        Article V. - Allocations to Participant's Account

     5.1 Individual Accounts: The Committee shall create and maintain adequate records to disclose the interest in the Trust of each Participant and Beneficiary. Such records shall be in the form of individual Accounts, and credits and charges shall be made to such Accounts in the manner herein described. When appropriate, a Participant shall have four separate Accounts, an Employer Contribution Account, an Employee Contribution Account, a Salary Reduction Contribution Account and a Vested Rollover Contribution Account. Where necessary, the Committee shall create and maintain subaccounts adequate to distinguish between funds in an Account for the purposes of the Plan. The maintenance of individual Accounts and subaccounts is only for accounting purposes, and a segregation of the assets of the Trust Fund to each Account or subaccount shall not be required. Distributions and withdrawals made from an Account shall be charged to the Account as of the date paid.

     5.2 Account Adjustments: The Accounts of Participants shall be adjusted no less frequently than quarterly, recognizing the Participant's elections pursuant to Section 5.10, hereof, in accordance with the following:

          (a) Income: The Income of the Trust Fund for each accounting period within the Plan Year (which shall be no less frequent than quarterly) shall be allocated to the Accounts of Participants who had unpaid balances in their Accounts on the Valuation Date corresponding to the end of such period, in proportion to the balances in such Accounts as of the beginning of the period, as adjusted to reflect and give appropriate weighting to any receipts or distributions during the period, based on generally acceptable principals of trust accounting agreed to by the Committee, the Trustee, and the recordkeeper for the Plan and consistently applied. At any time when the accounting period is less frequent than daily, the Committee may in its sole and exclusive discretion instruct the Trustee to pick a "Special Valuation Date" to determine the Income since the last Valuation Date, in which event the accounts of any Participant who receives a withdrawal in accordance with Section 6.5 or who has a distribution paid out due to a termination of employment pursuant to Section 6.1 or Section 6.2 shall be adjusted to reflect this determination. Each valuation shall be based on the fair market value of assets in the Trust Fund on the Valuation Date or Special Valuation Date, as the case may be.

          (b) Employer Contributions: As of each Valuation Date the Employer's contribution described in Section 4.1, if any, shall be allocated among the Employer Contribution Accounts of Participants.

          (c) Employee Contributions: A Participant's contributions shall be allocated to his or her Employee
Contribution Account as of each Valuation Date.

          (d) Wage Reduction Contributions: The Employer contributions for a calendar quarter (or more frequent account period) that are made pursuant to a wage reduction agreement entered into with a Participant under Section 4.2 shall be allocated to the Participant's Wage Reduction Contribution Account as of the Valuation Date or Special Valuation Date for the accounting period in which they are received.

     5.3 Actual Deferral Percentage Test: Notwithstanding any other provisions of the Plan,

          (a) The Actual Deferral Percentage (hereinafter "ADP") for Participants who are Highly Compensated Employees for each Plan Year and the ADP for Participants who are Non-highly
Compensated Employees for the same Plan Year must satisfy one of the following tests:

               (1)  The ADP for Participants who are Highly
Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Non-highly Compensated Employees for the same Plan Year multiplied by 1.25; or

               (2)  The ADP for Participants who are Highly
Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Non-highly Compensated Employees for the same Plan Year multiplied by 2.0, provided that the ADP for Participants who are Highly Compensated Employees does not exceed the ADP for Participants who are Non-highly Compensated Employees by more than two (2) percentage points.

          (b) The ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals (and Qualified Non-elective Contributions if treated as Elective Deferrals for purposes of the ADP test) allocated to his or her accounts under two or more arrangements described in Section 401(k) of the Code, that are maintained by the Employer, shall be determined as if such Elective Deferrals (and, if applicable, such Qualified Non-elective Contributions) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

          (c) In the event that this Plan satisfies the requirements of Sections 401(k), 401(a), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the ADP of Employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy
Section 401(k) of the Code only if they have the same Plan Year.

          (d) For purposes of determining the ADP of a Participant who is a 5-percent owner or one of the ten most highly-paid Highly Compensated Employees, the Elective Deferrals (and Qualified Non-elective Contributions if treated as Elective Deferrals for purposes of the ADP test) and Compensation of such Participant shall include the Elective Deferrals (and, if applicable, Qualified Non-elective Contributions) and Compensation for the Plan Year of Family Members (as defined in
Section 414(q)(6) of the Code). Family Members, with respect to such Highly Compensated Employees, shall be disregarded as separate Employees in determining the ADP both for Participants who are Non-highly Compensated Employees and for Participants who are Highly Compensated Employees.

          (e)  For purposes of determining the ADP test, Elective
Deferrals and Qualified Non-elective Contributions must be made before the last day of the twelve-month period immediately following the Plan Year to which contributions related.

          (f) The Employer shall maintain records sufficient to demonstrate satisfaction of the ADP test and the amount of Qualified Non- elective Contributions used in such test.

          (g) The determination and treatment of the ADP amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

          (h) Qualified Non-elective Contributions may be taken into account as Elective Deferrals for purposes of calculating the Actual Deferral Percentages.

     5.4 Average Contribution Percentage Test: Notwithstanding any other provision of the Plan,

          (a)  Employee Contributions must meet the
nondiscrimination requirements of Section 401(a)(4) of the Code, and the Average Contribution Percentage (hereinafter "ACP") test of Section 401(m) of the Code. The ACP test is required in addition to the ADP test under Code Section 401(k). Qualified Non-elective Contributions used to satisfy the ADP test may not be used to satisfy the ACP test.

          (b)  The ACP for Participants who are Highly
Compensated Employees for each Plan Year and the ACP for Participants who are Non-highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

               (1)  The ACP for Participants who are Highly
Compensated Employees for the Plan Year shall not exceed the ACP for Participants who are Non-highly Compensated Employees for the same Plan Year multiplied by 1.25; or

               (2)  The ACP for Participants who are Highly
Compensated Employees for the Plan Year shall not exceed the ACP for Participants who are non-highly Compensated Employees for the same Plan Year multiplied by two (2), provided that the ACP for Participants who are Highly compensated Employees does not exceed the ACP for Participants who are Non-highly Compensated Employees by more than two (2) percentage points.

          (c) Multiple use: if one or more Highly Compensated Employees participate in both a CODA and a plan subject to the ACP test maintained by the Employer and the sum of the ADP and ACP of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the ACP of those Highly Compensated Employees who also participate in a CODA will be reduced (beginning with such Highly Compensated Employee whose ACP is the highest) so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage Amounts is reduced shall be treated as an Excess Aggregate Contribution. The ADP and ACP of the Highly Compensated Employees are determined after any corrections required to meet the ADP and ACP tests. Multiple use does not occur if either the ADP or ACP of the Highly Compensated Employees does not exceed 1.25 multiplied by the ADP and ACP of the Non-highly Compensated Employees.

          (d) For purposes of this Section, the Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his or her account under two or more plans described in Section 401(a) of the Code, or arrangements described in Section 401(k) of the Code that are maintained by the Employer, shall be determined as if the total of such Contribution Percentage Amounts was made under each Plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

          (e) In the event that this Plan satisfies the requirements of Sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the Contribution Percentage of Employees as if all such plans were a single plan. For plan years beginning after December 31, 1989, plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same Plan Year.

          (f) For purposes of determining the Contribution Percentage of a Participant who is a five-percent owner or one of the ten most highly-paid Highly Compensated Employees, the Contribution Percentage Amounts and Compensation of such Participant shall include the Contribution Percentage Amounts and Compensation for the Plan Year of Family Members (as defined in
Section 414(q)(6) of the Code). Family Members, with respect to Highly Compensated Employees, shall be disregarded as separate Employees in determining the Contribution Percentage both for Participants who are Non-highly Compensated Employees and for Participants who are Highly Compensated Employees.

          (g) For purposes of determining the Contribution Percentage test, Employees Contributions are considered to have been made in the Plan Year in which contributed to the trust. Qualified Non-elective Contributions will be considered made for a Plan Year if made no later than the end of the twelve-month period beginning on the day after the close of the Plan Year.

          The Employer shall maintain records sufficient to demonstrate satisfaction of the ACP test and the amount of Qualified Non-elective Contributions used in such test.

          The determination and treatment of the Contribution
Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

     5.5  Distribution of Excess Aggregate Contributions:

          (a) Notwithstanding any other provisions of this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. Excess Aggregate Contributions shall be allocated to Participants who are subject to the family member aggregation rules of Section 414(q)(6) of the Code in the manner prescribed by the regulations. If such Excess Aggregate Contributions are distributed more than 2-1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten (10) percent excise tax will be imposed on the Employer maintaining the plan with respect to those amounts. Excess Aggregate Contributions shall be treated as Annual Additions under the Plan.

          (b) Excess Aggregate Contributions shall be adjusted for any income or loss up to the end of the Plan Year for which they were determined to occur (excluding any gap period after the end of that Plan Year and up to the date of distribution in the subsequent Plan Year). The income or loss allocable to Excess Aggregate Contributions shall be as determined under the Plan's normal method of accounting.

          (c) Forfeitures of Excess Aggregate Contributions may either be reallocated to the Accounts of Non-highly Compensated
Employees or applied to reduce Employer contributions.

          (d) Excess Aggregate Contributions shall be forfeited, if forfeitable or distributed on a pro-rata basis from the Participant's Accounts.

          (e) In addition, in lieu of distributing Excess Contributions as provided in the Plan, or Excess Aggregate Contributions as provided in the Plan, the Employer may make Qualified Non-elective Contributions on behalf of Non-highly Compensated Employees that are sufficient to satisfy either the Actual Deferral Percentage test or the Average Contribution Percentage Test, or both, pursuant to the regulations under the Code.

     5.6  Distribution of Excess Elective Deferrals:

          (a) No Participant shall be permitted to have Elective Deferrals made under this Plan, or any other qualified plan maintained by the Employer, during any taxable year in excess of the dollar limitation contained in Section 402(g) of the Code in effect at the beginning of such taxable year.

          (b) A Participant may assign to this Plan any Excess Elective Deferrals made during a taxable year of the Participant by notifying the Committee on or before the date specified in
Section 5.6(e) of the amount of the Excess Elective Deferrals to be assigned to the Plan.

          (c) Notwithstanding any other provision of the Plan, Excess Elective Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 to any Participant to whose account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals for such taxable year.

          (d) Excess Elective Deferrals shall be adjusted for any income or loss up to the end of the Plan Year for which they were determined to occur (excluding any gap period after the end of that Plan Year and up to the date of distribution in the subsequent Plan Year). The income or loss allocable to Excess Elective Deferrals shall be as determined under the Plan's normal method of accounting.

          (e) Participants who claim Excess Elective Deferrals for the preceding taxable year must submit their claims in writing to the Committee by March 15.

     5.7  Distribution of Excess Contributions:

          (a) Notwithstanding any other provision of this Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Contributions were allocated for the preceding Plan Year. If such excess amounts are distributed more than 2-1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten (10) percent excise tax will be imposed on the Employer maintaining the Plan with respect to such amounts. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Contributions attributable to each of such Employees. Excess Contributions shall be allocated to Participants who are subject to the family member aggregation rules of Section 414(q)(6) of the Code in the manner prescribed by the regulations.

          (b) Excess Contributions (including the amounts recharacterized) shall be treated as Annual Additions under the Plan.

          (c) Excess Contributions shall be adjusted for any income or loss up to the end of the Plan Year for which they were determined to occur (excluding any gap period after the end of the Plan Year and up to the date of distribution in the subsequent Plan Year). The income or loss allocable to Excess Contributions shall be as determined under the Plan's normal method of accounting.

          (d) Excess Contributions shall be distributed from the accounts to which the Participant's Elective Deferrals were allocated in proportion to the Participant's Elective Deferrals for the Plan Year. Excess Contributions shall be distributed from the Participant's Qualified Non-elective Contribution account only to the extent that such Excess Contributions exceed the balance in the Participant's Elective Deferral account.

     5.8 Recharacterization: A Participant may treat his or her Excess Contributions as an amount distributed to the Participant and then contributed by the Participant to the plan. Recharacterized amounts will remain nonforfeitable and subject to the same distribution requirements as Elective Deferrals.
Amounts may not be recharacterized by a Highly Compensated Employee to the extent that such amount in combination with other Employee Contributions made by that Employee would exceed any stated limit under the Plan on Employee Contributions. Recharacterization must occur no later than two and one-half months after the last day of the Plan Year in which such Excess Contributions arose and is deemed to occur no earlier than the date the last Highly Compensated Employee is informed in writing of the amount recharacterized and the consequences thereof. Recharacterized amounts will be taxable to the Participant for the Participant's tax year in which the Participant would have received them in cash.

     5.9  Maximum Additions:

          (a) Notwithstanding anything contained herein to the contrary, the total Annual Additions made to the Wage Reduction Contribution Account, Employer Contribution Account, and Employee Contribution Account of a Participant for any Year shall not exceed the lesser of $30,000.00 or 25 percent of the Participant's Compensation (as defined in Code Section 415 and after application of the wage reduction agreement set forth in
Section 4.2) for such Year, except that such $30,000 shall be increased as permitted by Internal Revenue Service regulations to reflect cost-of-living adjustments.

          (b) If such Additions exceed the above limitations, the contributions for the Year which cause the excess shall be returned to the Participant in the following order:

               (1)  Any contributions to such Participant's
Employee Contribution Account, to the extent they would reduce the excess amount, will be returned to the Participant.

               (2) If after the application of paragraph (1) an excess amount still exists, any contributions to such Participant's Wage Reduction Contribution Account, to the extent they would reduce the excess amount, will be returned to the Participant.

               (3) If after the application of paragraph (2) an excess amount still exists, and the Participant is covered by the Plan at the end of the Year, the excess amount in Participant's account will be used to reduce Employer contributions to such Participant's Employer Contribution Account, for such Participant in the next Year, and each succeeding Year if necessary.

               (4) If after the application of paragraph (2) an excess amount still exists, and the Participant is not covered by the Plan at the end of the Year, the excess amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer contributions of that Participant's Employer to Employer Contribution Accounts for all remaining Participants in the next Year, and each succeeding Year if necessary. If a suspense account is in existence at any time during the Year, pursuant to this Section, it will not participate in the allocation of Trust income.

          (c) Notwithstanding the foregoing, the otherwise permissible annual Additions for any Participant under this Plan may be further reduced to the extent necessary, as determined by the Committee, to prevent disqualification of the Plan under
Section 415 of the Code, which imposes the following additional limitations on the benefits payable to Participants who also may be participating in other tax-qualified pension, profit-sharing, savings or stock bonus plans maintained by the Employer or any of the members of the controlled group of corporations (for the purposes of this Section "Employers") of which the Employer is a part: If an individual is a Participant at any time in both a defined benefit plan and a defined contribution plan maintained by any of the Employers, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any Year may not exceed 1.0. The defined benefit plan fraction for any Year is a fraction, the numerator of which is the Participant's projected annual benefit under the Plan (determined at the close of the Year) and the denominator of which is the lesser of (i) the product of 1.25, multiplied by the dollar limitation in effect under Section 415(b)(1)(A) of the Code, or (ii) the product of 1.4, multiplied by the amount which may be taken into account under Section 415(b)(1)(B) of the Code with respect to such Participant under the Plan for such Year. The defined contribution plan fraction for any Year is a fraction, the numerator of which is the sum of the Annual Additions to the Participant's accounts as of the close of the Year, and the denominator of which is the sum of the lesser of the following amounts determined for such Year and for each prior year of service with the Employer; (i) the product of 1.25, multiplied by the dollar limitation in effect under Section 415(c)(1)(A) of the Code for such year, or (ii) the product of 1.4, multiplied by the amount which may be taken into account under Section 415(c)(1)(B) with respect to such Participants under the Plan for such year. When the term "Annual Additions" is used in the context of other defined contribution plans under this Section, it shall have the same meaning as set forth in Section 2.1(f), hereof, but with respect to Employer contributions and Employee contributions made under such other plans. For purposes of this limitation, all defined benefit plans of the Employers, whether or not terminated, are to be treated as one defined benefit plan and all defined contribution plans of the Employers, including the Plan whether or not terminated, are to be treated as one defined contribution plan. As such, annual benefits and Annual Additions of such plans are to be aggregated for the purposes of determining the defined benefit plan fraction and the defined contribution plan fraction. The extent to which Annual Additions under the Plan shall be reduced, as compared with the extent to which annual benefits or Annual Additions under any defined benefit plans or any other defined contribution plans shall be reduced in order to achieve compliance with the limitations of Code Section 415 shall be dependent on the provisions of such other plans. To the extent any such other plan or plans provide for a reduction first in benefits from or Annual Additions to such other plan or plans, the necessary reductions shall be under such other plan or plans. To the extent any such other plan or plans do not provide for a reduction first in benefits from or Annual Additions to such other plan or plans, the reduction in Annual Additions necessary to achieve compliance with Code
Section 415 shall be under the Plan. If the reduction is under the Plan, the Committee shall advise affected Participants of any additional limitations on their Annual Additions required by this
Section 5.9.

     5.10  Recognition of Different Investment Funds:

          (a) Subject to the terms and conditions herein stated, and as provided in Article VII, initially three Investment Funds shall be established by the Trustee and each Participant shall direct what portion of the aggregate of his or her Account balances shall be deposited in each such Investment Fund. The Committee may direct the Trustee to change the number and type of Investment Funds made available under the Plan from time to time. Consequently, when appropriate, a Participant shall have a percentage of the aggregate of his or her Wage Reduction Contribution Account, Vested Rollover Contribution Account, Employer Contribution Account and/or Employee Contribution Account in each such Investment Fund and the allocations described in Section 5.2 shall be adjusted in such manner as is appropriate to recognize the existence of such Investment Funds.

          (b) Because Participants have a choice of Investment Funds, any reference in this Plan to a Wage Reduction Contribution Account, a Vested Rollover Contribution Account, Employer Contribution Account or an Employee Contribution Account shall be deemed to mean and include all accounts of a like nature which are maintained for the Participant under each Investment Fund.

          (c) A Participant's Employer Contribution Account balance, if any, shall be invested at the same percentage(s) as the Participant's Wage Reduction Contribution Account.

                    Article VI. - Benefits

     6.1 Entitlement to Benefits: If a Participant's employment with the Employer is terminated as defined in Section 3.2, he or she shall be vested in the entire amount in each of his or her Accounts as of the Valuation Date or Special Valuation Date which occurs on or following such termination of employment as determined in accordance with Section 5.2, hereof. Except as otherwise provided in this Article VI, payment of benefits shall commence promptly after such termination of employment, but in no event shall such Participant be entitled to receive such entire amount sooner than 45 days after such Valuation Date.

     6.2  Death:

          (a) In the event that the termination of employment of a Participant is caused by his or her death, his or her Beneficiary shall be vested in, and paid the entire amount of, each of the deceased Participant's Accounts as of the Valuation Date or Special Valuation Date which occurs on or following such termination of employment as determined in accordance with
Section 5.2, hereof, but in no event shall such Beneficiary be entitled to receive such entire amount earlier than the later of
(i) 45 days after such Valuation Date, or (ii) the date the Committee is reasonably satisfied that such Beneficiary is otherwise entitled to receive such entire amount.

          (b) Payment of benefits due under this Section shall be made in accordance with Section 6.3.

     6.3  Payment of Benefits:

          (a) Upon a Participant's or Beneficiary's entitlement to payment of benefits under Section 6.1 or 6.2 he or she shall file with the Committee his or her written application therefor on such form or forms, and subject to such reasonable conditions, as the Committee shall provide.

          (b) The Committee shall follow a Participant's Beneficiary designation made pursuant to Section 6.4. The Committee shall make payment of benefits in lump sum only. Payment to a Participant's Beneficiary shall be made or commence as soon as practicable after a Participant's death and upon such proofs of death and entitlement to benefits as the Committee may require.

          (c) Except as otherwise provided below, every Participant who has a separation from service for any reason, including retirement, death or Disability, shall have his or her vested Account, valued as of the Valuation Date or Special Valuation Date coinciding with or immediately preceding the date of the distribution, and distributed as soon as practicable following the separation from service. If the vested balance, in a Participant Account exceeds $3,500, then no distribution shall be made to the Participant before the date specified in Section 6.8, unless the Participant consents in writing to an earlier distribution. Thus, if under the age specified in Section 6.8, a Participant whose vested Account balance exceeds $3,500 may elect to defer receipt of such balance until that date by withholding written consent to the distribution. A Beneficiary does not have a similar right to defer a distribution of the Participant's vested Account balance following the Participant's death.

          (d) Subject to all the provisions of this Article VI, at any time prior to Participant's termination of employment, such Participant may elect to defer the lump sum distribution he or she is entitled to under the Plan for a period of time not to exceed one year. Such election shall be made in accordance with the rules and procedures the Committee may prescribe.

          (e) The amount which a Participant or Beneficiary is entitled to receive at any time and from time to time will be paid in cash.

     6.4  Designation of Beneficiary:

          (a) Each Participant from time to time may designate any person or persons (who may be designated contingently or successively and who may be an entity other than a natural person) as his or her Beneficiary or Beneficiaries to whom his Plan benefits are paid if he or she dies before receipt of all such benefits. Each Beneficiary designation shall be in the form prescribed by the Committee, will be effective only when filed with the Committee during the Participant's lifetime, and, if the Committee allows, may specify the method of payment of his or her benefits to the Beneficiary. Each Beneficiary designation filed with the Committee will cancel all Beneficiary designations previously filed with the Committee. The revocation of a Beneficiary designation by a Participant no matter how effected, shall not require the consent of any designated Beneficiary unless the Beneficiary affected is the Participant's spouse, in which case such spouse's consent shall be required to effect any
such revocation in accordance with Section 6.4(c).   By
designating a Beneficiary or Beneficiaries as hereunder provided, a Participant grants the Committee the discretion, in good faith, to make benefit payment(s) to any Beneficiary or Beneficiaries named by such Participant despite any dispute by any person or persons claiming such benefits, and holds the Plan, the Employer and the Committee harmless from any claims arising out of any such good faith payment(s) of benefits. Each Participant by designating a Beneficiary or Beneficiaries, authorizes the Committee to retain any benefits otherwise payable in the Trust Fund or, in its sole discretion, pay-over such benefits to a court or other tribunal of competent jurisdiction pending the final and binding disposition of any dispute as to the proper Beneficiary or Beneficiaries by agreement of the parties or by a judgement of such court or other tribunal of competent jurisdiction, as the case may be.

          (b)  If any Participant fails to designate a
Beneficiary in the manner provided above, or if the Beneficiary or Beneficiaries designated by a deceased Participant die(s) before him or her or before complete distribution of the Participant's benefits, the Committee, in its sole discretion, may direct the Trustee to distribute such Participant's benefits (or the balance thereof) in the following order to:

               (1) The surviving spouse of such Participant or, if not living,

               (2)  The estate of such Participant.

          (c) Notwithstanding anything contained herein to the contrary, a Participant may not name as a Beneficiary someone other than his or her spouse, and such designation shall have no effect, unless his or her spouse consents thereto, in a signed writing which is notarized or witnessed by a Plan representative, or if the Committee determines in its sole discretion that such consent is not obtainable for good cause shown, consistent with applicable law.

     6.5  Withdrawals:

          (a) Subject to Subsections (b), (c), (d) and (e) of this Section 6.5, any Participant may make a withdrawal of all or part of his or her Employee Contribution Account, Wage Reduction Contribution Account and Vested Rollover Contribution Account, provided, however, that withdrawals must be made of all amounts in each classification below (listed in descending order) before amounts in the next lower classification may be withdrawn.

               (i)       Employee Contribution Account

               (ii)      Wage Reduction Contribution Account

               (iii)     Vested Rollover Contribution Account

          (b) A Participant must have attained age 59-1/2 or have been determined by the Committee to have a "hardship" in accordance with Section 6.5(d) in order to qualify for a withdrawal under Section 6.5(a) with respect to his or her Employee Contribution Account, Wage Reduction Contribution Account and/or Vested Rollover Contribution Account balances. Except for a Participant who is age 59-1/2 or older and who withdraws his entire Account Balance, a Participant may not withdraw any amounts from his or her Employer Contribution Account.

          (c) Application for withdrawals shall be made on such forms as the Committee prescribes and as permitted herein, and may be made once each calendar month. Distribution of withdrawals shall be made in a lump sum within 45 days after the Valuation Date or Special Valuation Date occurring in the same calendar month as the application is received provided such application is received by the Committee, properly completed, at least 30 days before said Valuation Date. Withdrawal distributions shall be based on the value of the Participant's Account(s) as of the Valuation Date or Special Valuation Date occurring in the same calendar month as the application is received, and subject to the provisions of Section 6.6, will be made in the form of cash.

          (d) Distribution of Elective Deferrals may be made to a Participant in the event of hardship. For the purposes of this Section, hardship is defined as an immediate and heavy financial need of the Employee where such Employee lacks other available resources. The following are the only financial needs considered immediate and heavy: deductible medical expenses (within the meaning of Section 213(d) of the Code) of the Employee, the Employee's spouse, children, or dependents; the purchase (excluding mortgage payments)of a principal residence for the Employee; payment of tuition for the next quarter or semester of post-secondary education for the Employee, the Employee's spouse, children or dependents; or the need to prevent the eviction of the Employee from, or a foreclosure on the mortgage of, the Employee's principal residence. A distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Employee only if:

               (i) The Employee has obtained all distributions other than hardship distributions, and all nontaxable loans under all plans maintained by the Employer:

               (ii) All plans maintained by the Employer provide that the Employee's Elective Deferrals (and Employee
Contributions) will be suspended for twelve months after the receipt of the hardship distribution;

               (iii) The distribution is not in excess of the amount of an immediate and heavy financial need; and

               (iv) All plans maintained by the Employer provide that the Employee may not make Elective Deferrals for the Employee's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under
Section 402(g) of the Code for such taxable year less the amount of such Employee's Elective Deferrals for the taxable year of the hardship distribution.

A distribution based upon financial hardship cannot exceed the amount required to meet the immediate financial need created by the hardship and not reasonable available from other resources of the Participant. Entitlement to a distribution based on financial hardship shall be determined by the Committee in its sole and exclusive discretion. The Committee may require such reasonable proof of immediate financial need as it deems necessary to uniformly and fairly administer this Section 6.5, as a condition precedent to any distribution by reason of financial hardship.

          (e) Nothwithstanding anything contained in Section 6.5(b) regarding the age of the Participant or financial hardship, to the contrary, a Participant may withdraw all or a portion of his or her Employee Contribution Account once each calendar month regardless of his or her age or the existance of any financial hardship if such Participant satisfies all of the other terms and conditions of this Section 6.5, including the requirement that no withdrawal under this Section 6.5(e) may be for an amount less than $100.00.

     6.6 Spousal Consent: Notwithstanding anything contained herein to the contrary, a Participant may not make a withdrawal unless his or her spouse consents thereto in a signed writing, notarized or witnessed by an administrator of the Plan, or if the Committee determines in its sole discretion that such consent is not obtainable for good cause shown, and consistent with applicable law.

     6.7 Debiting of Investment Funds: If a Participant making less than a total withdrawal of his or her Accounts under Section
6.5 has his or her Accounts invested in more than one Investment Fund, the amount withdrawn from his or her Accounts shall be debited, on a pro rata basis, against each Investment Fund in which such Accounts are invested.

     6.8 Required Distributions: Distribution of the Account balances of a Participant will be made by April 1 of the year following the calendar year in which such Participant attains age 70-1/2, and any balances that arise thereafter will be distributed by each December 31 thereafter.

     6.9  Distribution Requirements:

          (a)  Elective Deferrals and Qualified Non-elective
Contributions, and income allocable to each, must comply with the distribution requirements under Section 401(k)(2)(B) of the Code.

          (b)  Elective Deferrals and Qualified Non-elective
Contributions, and income allocable to each are not distributable to a Participant or his or her Beneficiary or Beneficiaries in accordance with such Participant's or Beneficiary or Beneficiaries' election, earlier than upon separation from service, death or disability.

          (c)  Such amounts may also be distributed upon:

               (1)  Termination of the Plan without the
establishment of another defined contribution plan.

               (2)  The disposition by a corporation to an
unrelated corporation of substantially all of the assets (within the meaning of Section 409(d)(2) of the Code) used in a trade or business of such corporation if such corporation continues to maintain this Plan after the disposition, but only with respect to Employees who continue employment with the corporation acquiring such assets.

               (3)  The disposition by a corporation to an
unrelated entity of such corporation's interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code) if such corporation continues to maintain this Plan, but only with respect to Employees who continue employment with such subsidiary.

               (4) The attainment of age 59-1/2 in the case of a profit-sharing plan which provides for such a distribution.

               (5) The hardship of the Participant but only in the case of a plan which provides for such a distribution.

          All distributions that may be made pursuant to one or more of the foregoing distributable events are subject to the spousal and Participant consent requirements (if applicable) contained in Sections 401(a)(11) and 417 of the Code. To the extent required by the regulations issued under Code Section 411(a) (11), at least 30 days but not more than 90 days before a Participant's scheduled benefit commencement date, the Committee shall provide to the Participant a written explanation of his right to defer receipt of the distribution. If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distributions may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the income tax regulations is given, provided that:

               (i) the Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option); and

               (ii) the Participant, after receiving the notice, affirmatively elects a distribution.

     6.10 Direct Rollovers: Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this part, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. For purposes of this Section 6.10, the following terms shall have the indicated meaning:

          (a) Eligible Rollover Distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution required under
Section 401(a)(9) of the Internal Revenue Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

          (b) Eligible Retirement Plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in
Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible rollover plan is an individual retirement account or individual retirement annuity.

          (c) Distributee: A distributee includes a Participant or former Participant. In addition, the Participant's or former Participant's surviving spouse and the Participant's or former Participant's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributed with regard to the interest of the spouse or former spouse.

          (d) Direct Rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

               Article VII. - Investment Options, Trust Fund

     7.1 Investment Options: Each Participant shall designate the Investment Funds(s) under which contributions made pursuant to Sections 4.1(a), 4.3 and 4.5, hereof, are to be invested. Initially, there shall be at least three such investment funds, as hereinafter indicated:

          (a)  A common stock fund consisting of the stock of The
Dial Corp;

          (b) An Equity Fund, consisting of common stock and other equity securities, held directly or indirectly; and

          (c) A Fixed Fund, consisting of interest bearing accounts, certificates of deposit, or bonds, debentures, and other evidence of indebtedness issued by corporations and governmental units.

          (d) A Fixed Fund, consisting of insurance company guaranteed investment contracts.

     The available Investment Funds may be changed or supplemented from time to time by action of the Committee.

     7.2  Investment of Contributions:

          (a) Each Participant may elect with respect to future contributions to his Wage Reduction Contribution Account, Employee Contribution Account, and Vested Rollover Contribution Account to have the aggregate contributions to such Account(s) invested in increments of 10% of the total contributions in an Investment Fund or Funds. In the event an Employer contributes to Participant Employer Contribution Accounts, such Employer may limit the investment elections with respect to such contributions.

          (b) Each Participant may make such elections by filing an election form with the Committee in the form prescribed by it, upon becoming a Participant. Such elections may be changed in accordance with the rules of the Committee by properly completing and filing an election with the Committee on the form prescribed by it.

     7.3  Investment Transfers:

          (a) Subject to all of the other provisions herein contained, and the rules of the Committee, each Participant may elect to have the assets in any or all Investment Fund(s), in increments of 10% of the total, transferred to any one or more other Investment Fund(s).

          (b) Each Participant may change his election by properly completing and filing an election form with the Committee in the form prescribed by it.

     7.4 Transfer of Assets: The Committee shall direct the Trustee to transfer monies or other property from the appropriate Investment Funds to the other Investment Funds as may be necessary to carry out the aggregate transfer transactions after such Committee has caused the necessary entries to be made in the Participant's Accounts and in the Investment Funds and has reconciled offsetting transfer elections, in accordance with uniform rules therefor established by such Committee.

     7.5  Trust Fund:

               (a) All contributions under this Plan shall be paid to the Trustee and deposited in the Trust Fund. However, all contributions made by the Employer are expressly conditioned upon the continued qualification of the Plan under the Code, including any amendments to the Plan. Upon the Employer's request, a contribution which was made by a mistake of fact, or conditioned upon qualification of the plan or any amendment thereof shall be returned to the Employer within one year after the payment of the contribution, or the denial of the qualification, whichever is applicable.

               (b) Except as provided above, all assets of the Trust Fund, including investment Income, shall be retained for the exclusive benefit of Participants and Beneficiaries and shall be used to pay benefits to such persons or to pay administrative expenses of the Plan and Trust fund to the extent not paid by the Employer and shall not revert to or inure to the benefit of the Employer.

     7.6 Tender Offers: As soon as practicable after the commencement of a tender offer or exchange offer ("Offer") for share of The Dial Corp, the Committee shall use its reasonable best efforts to cause each Participant (who has an Account allocated in whole or in part to The Dial Corp stock) to be advised in writing of the terms of the Offer, together with forms by which the Participant may instruct the Committee to instruct the Trustee, or revoke such instruction, to tender shares credited to his or her Account, to the extent permitted under the terms of any such Offer. The Trustee shall follow the directions of the Committee but the Trustee shall not tender shares for which no instructions are received. In advising Participant of the terms of the Offer, the Committee may include statements from the management of The Dial Corp setting forth its position with respect to the Offer. The giving of instructions to the Trustee to tender shares of The Dial Corp and the tender thereof shall not be deemed a withdrawal or suspension from the Plan or a forfeiture of any portion of the Participant's interest in the Plan. The number of shares of The Dial Corp stock to which a Participant may provide instructions shall be the total number of shares credited to his or her Account(s), whether or not the shares are vested, as of the close of business on the day preceding the date on which the tender offer commences or such earlier date which shall be designated by the Committee, which the Committee, in its sole discretion, deems appropriate for
reasons of administrative convenience.   Any securities received
by the Trustee as a result of a tender of shares hereunder shall be held, and any cash so received shall be invested in short-term investments, for the account of each Participant with respect to whom shares of The Dial Corp were tendered pending any reinvestment by the Trustee, as it may deem appropriate, consistent with the purposes of the Plan.

     7.7  Voting of Stock:

          (a) Each Participant (whose Account has allocated to it any shares of The Dial Corp stock) shall be entitled to instruct the Committee to instruct the Trustee in writing how to vote, at each meeting of shareholders, such shares of The Dial Corp, and to revoke any such instructions, to the extent
permitted under the terms of such vote.   Such instruction or
revocation thereof shall apply to the total number of shares of The Dial Corp credited to the Participant's Account, whether or not vested, as of the date coincident with or immediately preceding the record date for the shareholders' meeting or such earlier date which shall be designated by the Committee, which the Committee, in its sole discretion, deems appropriate for reasons of administrative convenience. All shares of The Dial Corp for which no instructions are received shall be voted by the Trustee in its discretion. The Committee shall use its reasonable best efforts to cause each Participant (whose Account has allocated to it any shares of The Dial Corp stock) to receive such notices and informational statements as are furnished to the shareholders in respect of the exercise of voting rights, together with forms by which the Participant may instruct the Committee to instruct the Trustee, or revoke such instruction, with respect to the vote of shares of The Dial Corp stock credited to his or her Account.

          (b) Subsequent to a Participant's investment in any Investment Fund other than one comprised of The Dial Corp stock, all proxies relating to the exercise of voting rights incidental to the ownership of any asset which is held in such Investment Fund shall be passed through, either directly or indirectly, to the Participant. Each Participant who so receives any proxies shall be entitled to instruct the Committee to instruct the Trustee in writing how to vote such proxies and to revoke any such instruction, to the extent permitted under the terms of the proxy. Neither the Committee nor the Trustee shall have authority to vote proxies for which no instructions have been received.

                  Article VIII. - Administration

     8.1 Allocation of Responsibility Among Fiduciaries for Plan and Trust Administration: The Fiduciaries shall have only those specific powers, duties, responsibilities and obligations as are specifically given them under the Plan or the Trust. The Board of Directors of Dobbs International Services, Inc. shall have the sole authority to appoint and remove the Trustee. Dobbs International Services, Inc. shall have the sole authority to appoint and remove the Committee, and any Investment Manager which may be provided for under and defined in the Trust, and to amend or terminate, in whole or in part, this Plan or the Trust. Dobbs International Services, Inc. shall have the final responsibility for administration of the Plan, which responsibility is specifically described in this Plan and the Trust. The Committee, appointed pursuant to Section 8.2, hereof, shall have the specific delegated powers and duties described in the further provisions of this Article VIII, and such further powers and duties as hereinafter may be delegated to it by Dobbs International Services, Inc. The Trustee shall have sole responsibility for the administration of the Trust and the management of the assets held under the Trust, all as specifically provided in the Trust. Each Fiduciary warrants that any direction given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan or the Trust, as the case may be, authorizing or providing for such direction, information or action. Furthermore, each Fiduciary may rely upon any such direction, information or action of another Fiduciary as being proper under this Plan or the Trust, and is not required under the Plan or the Trust to inquire into the propriety of any such direction, information or action. It is intended under the Plan and the Trust that each Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and the Trust and shall not be responsible for any act or failure to act of another Fiduciary. No Fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.

     8.2 Appointment of Committee: A Committee consisting of at least three persons shall be appointed by and serve at the pleasure of the President of Dobbs International Services, Inc. to assist in the administration of the Plan. All usual and reasonable expenses of the Committee may be paid in whole or in part by the Employer, and any expenses not paid by the Employer shall be paid by the Trustee out of the principal or income of the Trust Fund. Any members of the Committee who are Employees shall not receive compensation with respect to their services for the Committee.

     8.3 Claims Procedure: The Committee shall make all determinations as to the right of any person to a benefit. Any denial by the Committee of the claim for benefits under the Plan by a Participant or Beneficiary shall be stated in writing by the Committee and delivered or mailed to the Participant or Beneficiary at his or her last address shown on Plan records; and such notice shall set forth the specific reasons for the denial, written to the best of the Committee's ability in a manner that may be understood without legal or actuarial counsel. In addition, the Committee shall afford a reasonable opportunity to any Participant or Beneficiary whose claim for benefits has been denied for a review of the decision denying the claim and, in the event of continued disagreement, may appeal to Dobbs International Services, Inc. (or a benefits review committee appointed by it) whose decision shall be final.

     8.4 Records and Reports: Dobbs International Services, Inc. (or the Committee if so designated by it) shall exercise such authority and responsibility as it deems appropriate in order to comply with ERISA, other applicable law and governmental regulations issued thereunder relating to records of Participant's employment, Account balances, notifications to Participants and annual reports to the Internal Revenue Service and Department of Labor. Each Employer agrees to abide by the directions of Dobbs International Services, Inc. or its designee, in the exercise of its responsibilities hereunder.

     8.5 Other Committee Powers and Duties: The Committee shall have such power and authority as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the discretionary authority to do the following:

          (a) To, in its sole discretion, construe and interpret the Plan, decide all questions of fact relevant to the Plan including issues as to eligibility and determine the amount, manner and time of payment of any benefits hereunder;

          (b)  To select, monitor and replace the Investment
Manager or add new Investment Funds;

          (c) To prescribe procedures to be followed by Participants and Beneficiaries filing applications for benefits;

          (d) To prepare and distribute, in such manner as the Committee determines to be appropriate, information explaining the Plan;

          (e) To receive from the Employer and from Participants and Beneficiaries such information as shall be necessary for the proper administration of the Plan;

          (f) To furnish the Employer, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate;

          (g) To receive, review and keep on file (as it deems convenient or proper) reports of the financial condition, and of the receipts and disbursements, of the Trust Fund from the Trustee; and

          (h) To appoint or employ individuals to assist in the administration of the Plan and any other agents it deems advisable, including legal and actuarial counsel.

          Except as otherwise provided by the Plan, the Committee shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan. All decisions, interpretations and actions of the Committee pursuant to the Plan shall be conclusive and binding on all persons, and shall be given the maximum deference permitted by law.

     8.6 Rules and Decisions: The Committee may adopt such rules as it deems necessary, desirable or appropriate. All rules and decisions of the Committee shall be uniformly and consistently applied to all Participants and Beneficiaries in similar circumstances. When making a determination or calculation, the Committee shall be entitled to rely upon information furnished by a Participant or Beneficiary, the Employer, the legal counsel of any such person or the Trustee.

     8.7 Committee Procedures: The Committee may act at a meeting or in writing without a meeting. The Committee shall elect one of its members as chairman, appoint a secretary, who may or may not be a Committee member, and advise the Trustee of such actions in writing. The secretary shall keep a record of all meetings and forward all necessary communications to the Employer, or the Trustee. The Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs. All decisions of the Committee shall be made by the vote of the majority including actions in writing taken without a meeting. A dissenting Committee member who, within a reasonable time after he or she has knowledge of any action or failure to act by the majority, registers his or her dissent in writing delivered to the other Committee members, the Employer and the Trustee shall not be responsible for any such action or failure to act.

     8.8 Authorization of Benefit Payments: The Committee shall issue directions to the Trustee concerning all benefits which are to be paid from the Trust Fund pursuant to the provisions of the Plan, and shall warrant to the Trustee that all such directions are in accordance with the Plan.

     8.9 Application and Forms for Benefits: The Committee may require a Participant or Beneficiary to complete and file with the Committee an application for a benefit on the forms approved by the Committee, and to furnish all pertinent information requested by the Committee as a condition precedent to payment of benefits. The Committee may rely upon all such information so furnished it, including the Participant's or Beneficiary's current mailing address.

     8.10 Facility of Payment: Whenever, in the Committee's opinion, a person entitled to receive any payment of a benefit or installment thereof hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his or her financial affairs, the Committee may direct the Trustee to make payments to such person or to his or her legal representative or to a relative or friend of such person for his or her benefit, or the Committee may direct the Trustee to apply the payment for the benefit of such person in such manner as the Committee considers advisable. Any payment of a benefit or installment thereof in accordance with the provisions of this Section shall be complete discharge of any liability for the making of such payment under the provisions of the Plan.

     8.11 Indemnification of the Committee: The Committee and the individual members thereof shall be indemnified by the Employer and not from the Trust Fund against any and all liability arising by reason of any act or failure to act made in good faith pursuant to the provisions of the Plan, including expenses reasonably incurred in the defense of any claim relating thereto.

                 Article IX. - Miscellaneous

     9.1 Nonguarantee of Employment: Nothing contained in this Plan shall be construed as a contract of employment between the Employer and any Employee, or as a right of any Employee to be continued in the employment of the Employer, or as a limitation of the right of the Employer to discharge any of its Employees, with or without cause.

     9.2 Rights to Trust Assets: No Employee, Participant, or Beneficiary shall have any right to, or interest in, any assets of the Trust Fund at any time, including upon termination of his or her employment or otherwise, except as provided from time to time under the Plan, and then only to the extent of the benefits properly payable under the Plan to a Participant or Beneficiary out of the assets of the Trust Fund. All payments of benefits as provided for in the Plan shall be made solely out of the assets of the Trust Fund to the extent sufficient, and none of the Fiduciaries or Employers shall be liable therefor in any manner.

     9.3  Nonalienation of Benefits:

          (a) Except as provided in Article VI or as required by law, benefits payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, prior to actually being received by the person entitled to the benefit under the terms of the Plan; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder, shall be void. The Trust Fund shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.

     9.4 Nonforfeitability of Benefits: Subject only to the specific provisions of the Plan, nothing shall be deemed to divest a Participant of his or her right to the nonforfeitable benefit to which he or she becomes entitled in accordance with the provisions of the Plan.

           Article X. - Amendments and Action by Employer

     10.1 Amendments: Dobbs International Services, Inc. reserves the right to make from time to time any amendment or amendments to the Plan which do not cause (i) any adverse consequences to any Participant's rights in his or her Account balances and Funds in which such balances are invested, or (ii) any part of the Trust Fund to be used for, or diverted to, any purpose other than the exclusive benefit of Participants or their Beneficiaries, provided, however, that Dobbs International Services, Inc. may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with the Code and other applicable law.

     10.2 Action by Dobbs International Services, Inc.: Any action by Dobbs International Services, Inc. under the Plan may be by resolution of its Board of Directors, or by any person or persons duly authorized by resolution of said Board to take such action.

             Article XI. - Successor Employer and Merger
                       or Consolidation of Plans

     11.1 Successor Employer: In the event of the dissolution, merger, consolidation or reorganization of an Employer, provision may be made in the sole discretion of Dobbs International Services, Inc. by which the Plan and Trust will be continued by the successor; and, in that event, such successor shall be substituted for Employer under the Plan. The substitution of the successor shall constitute an assumption of Plan liability by the successor and the successor shall have all of the powers, duties and responsibilities of the Employer under the Plan.

     11.2 Conditions Applicable to Plan Mergers, Consolidations, or Asset Transfers: In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Trust Fund to another trust fund held under, any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of the Plan, the assets of the Trust Fund applicable to such Participants shall be merged or consolidated with or transferred to the other trust fund only if:

          (a) Each Participant would (if either this Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then been terminated); and the determination of such benefits shall be made in the manner and at the time prescribed in regulations issued under ERISA;

          (b) Resolutions of the Board of Directors of the Employer under the Plan, or of any new or successor Employer of the affected Participants, shall authorize such transfer of assets; and, in the case of the new or successor Employer of the affected Participants, its resolutions shall include an assumption; of liabilities with respect to such Participants' inclusion in the new Employer's plan; and

          (c) Such other plan and trust are qualified under Sections 401(a) and 501(a) of the Code.

                 Article XII. - Plan Termination

     12.1 Right to Terminate: In accordance with the procedures set forth in this Article, Dobbs International Services, Inc. may terminate the Plan at any time in its entirety or with respect to any Employer or group of Employees or Participants. The Board of Directors of an Employer may terminate the Plan at any time with respect to its Employees or any group of its Employees or Participants, provided such Employer has made all contributions due to the Plan to the date of such termination.

     12.2 Partial Termination: Upon termination of the Plan by Dobbs International Services, Inc. or by the Employer with respect to such Employer or a group of Employees or Participants of such Employer, the Trustee shall, in accordance with the directions of the Committee, allocate and segregate for the benefit of the Participants with respect to which the Plan is being terminated the proportionate interest of such Participants in the Trust Fund. The funds so allocated and segregated shall be used by the Trustee to pay benefits to or on behalf of Participants in accordance with Section 12.3.

     12.3  Liquidation of the Trust Fund:

          (a) Upon termination or partial termination of the Plan, the accounts of all Participants affected thereby shall become fully vested, and the Committee may direct the Trustee:
(a) to continue to administer the Trust Fund and pay Account balances in accordance with Article VI to Participants affected by the termination upon their termination of employment or to their Beneficiaries upon such a Participant's death, until the Trust Fund has been liquidated; or (b) to distribute the assets remaining in the Trust Fund, after payment of any expenses properly chargeable thereto, to Participants and Beneficiaries in proportion to their respective Account balances or rights thereto.

          (b) In case the Committee directs liquidation of the Trust Fund pursuant to (a) above, the expenses of administering the Plan and Trust, if not paid by the Employer, shall be paid from the Trust Fund.

          (c)  The Trustee may delay distribution of assets under
Section 12.3 pending receipt of written determination by the Internal Revenue Service that the Plan is qualified upon termination.

               Article XIII. - Adoption of Plan

     13.1  Adoption Agreement:

          (a) Subject to the approval of Dobbs International Services, Inc., and consistent with the provisions of ERISA and other applicable law, an Affiliate may adopt the Plan for its Eligible Employees by entering into an Adoption Agreement in the form and substance prescribed by the Committee.

               Each Employer may determine the level of Employer contributions, if any, to be made by the Employer to the Employer
Contribution Accounts of its Eligible Employees in each Year.

          (b)  Dobbs International Services, Inc. may
prospectively revoke or modify any Employer's participation in the Plan at any time and for any or no reason, without regard to the terms of any Adoption Agreement, or terminate the Plan with respect to such Employer's Employee Participants.

          (c) By execution of an Adoption Agreement (each of which by this reference shall become a part of the Plan), the Employer agrees to be bound by all the terms and conditions of the Plan.

                                                       Appendix A

                 DOBBS INTERNATIONAL SERVICES, INC.
                  BARGAINED EMPLOYEES' 401(k) PLAN

                          COVERED BRANCHES

Effective January 1, 1995

Unit 498  Charlotte, N. C.  Amalgamated Clothing and Textile
                              Workers Union, AFL-CIO;

Units 115,239,240,241,247  Chicago, Ill.  Hotel Employees &
                              Restaurant Employees Union Local 1,
                              AFL-CIO

Unit 702   Philadelphia, Pa.  Highway Truck Drivers and Helpers,
                              Local 107 International Brotherhood
                              of Teamsters; and Hotel Employees
                              and Restaurant Employees, Local
                              274, AFL-CIO.

Units 242, 243, 646  San Francisco, Ca.  Retail Delivery Drivers,
                              Driver Salesmen & Helpers Union,
                              Local 278, an Affiliate of the
                              International Brotherhood of
                              Teamsters.


Effective April 1, 1995

Unit 800  Dallas/Fort Worth, Tx.  Baker, Confectionery & Tobacco
                              Workers Union, Local 111

Unit  123   Kansas  City,  Mo.  Int. Assoc. of  Machinists  &
                              Aerospace Workers AFL-CIO District
                              Lodge 142

Units 237,571,574  Los Angeles, Ca.  Local 572, Int. Brotherhood
                              of Teamsters;

Units 114, 156  St. Louis Mo.  Teamster Local No. 688, Intl.
                              Brotherhood of Teamsters.

         DOBBS INTERNATIONAL SERVICES, INC. BARGAINED EMPLOYEES'
                              401 (k) PLAN
                   EMPLOYER CONTRIBUTION DESIGNATION


     Pursuant to Section 4.1(b) of the Dobbs International Services, Inc. Bargained Employees' 401(k) Plan, Dobbs International Services, Inc. (Employer), hereby designates that
starting on or after ____________, 19   , the amount of the
Employer's contribution to the Employer Contribution Account of an Eligible Employee shall be _____% of the Employee's Wage Reduction Contribution, limited to no more than $_______ per week. This designation terminates on __________, 19__.


Signed this __________ day of ________________, 19__.


For the Employer:                            For the Union:

____________________                         ____________________
____________________                         ____________________
____________________                         ____________________
____________________                         ____________________
____________________                         ____________________
____________________                         ____________________